UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436-8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2017, Mr. Jan G. Snedeker has retired as a director of both Juniata Valley Financial Corp. (the “Company) and its subsidiary, The Juniata Valley Bank. Mr. Snedeker had served as a director of both entities for nineteen years.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Juniata Valley Financial Corp. (the “Company” or “Juniata Valley”) was held on May 16, 2017. At the Annual Meeting, the shareholders elected two Class C directors to serve until the 2020 Annual Meeting, as described below:

		Withhold	Abstentions /
Name	For	Authority	Broker Non-votes
Philip E. Gingerich, Jr.	2,376,158	109,956	0
Gary E. Kelsey	2,446,838	39,275	0

At the Annual Meeting, the shareholders approved the non-binding “say on pay” proposal regarding compensation of the named executive officers, as follows:

For	Against	Abstain	Broker Non-votes
2,252,119	88,395	145,600	0

There were no other matters considered at the meeting.

Item 8.01 Other Events

On May 16, 2017, Juniata Valley Financial Corp. held its Annual Meeting of Shareholders (“Annual Meeting”). The presentation for the Annual Meeting, attached as Exhibit 99.1 and incorporated by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Juniata Valley Financial Corp. Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: May 18, 2017	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn
Title: EVP, Chief Financial Officer